Rackspace Hosting Continues
Expansion with New Data Center in Virginia

Hosting Specialist Works with DuPont Fabros to Operate State-of-the-Art Facility

SAN ANTONIO -- February 11, 2009 - Rackspace® Hosting, (NYSE: RAX), a leader and specialist in hosting, today announced plans to begin operating a new data center facility in
Ashburn, Virginia. Rackspace will lease 11,000 square feet of raised floor space from a subsidiary of DuPont Fabros Technology, Inc. (NYSE: DFT) a leading owner, developer, operator and manager of wholesale data centers in the United States. Rackspace expects the new facility to come online in July 2009 and will be able to service its continued growth while providing additional geographic redundancy to new and existing customers.

Under terms of the agreement, Rackspace will utilize the raised floor square footage and available power from DuPont Fabros under a long-term lease. DuPont Fabros' Ashburn facility maximizes operating efficiency through an enhanced power capacity and flexible design with N+2 redundancy on all major systems including heat rejection systems, generators and UPS systems. Rackspace believes that this lease with DuPont Fabros will enable it to serve customer demand more quickly and cost effectively than if Rackspace built its own facility.

"DuPont Fabros offers some of the leading data center facilities in the country with world-class operational and management practices," said Randy Smith, director of real estate, Rackspace Hosting. "We chose to work with them for their unique ability to design a data center infrastructure that increases operational efficiencies and ultimate reliability for our customers. By leaving the infrastructure management to DuPont Fabros, we can be much more flexible and redeploy some resources so we can focus on continually delivering our customers Fanatical Support®."

"Our data center philosophy is to design and develop highly efficient data centers with increased power densities and high reliability that provide an optimized solution for our tenants," said Hossein Fateh, chief executive officer, DuPont Fabros Technology. "As the leader in the hosting space, Rackspace is committed to providing its customers with an excellent service experience and we believe a state-of-the-art data center is the foundation to a great customer experience."

About DuPont Fabros Technology

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers.  The Company's data centers are highly specialized, secure facilities used primarily by national and international technology companies to house, power and cool the computer servers that support many of their most critical business processes.  DuPont Fabros Technology, Inc. is headquartered in Washington, DC.  For more information please visit www.dft.com.

About Rackspace Hosting

As a global leader and specialist in hosting, Rackspace® Hosting is changing the way businesses worldwide buy IT. Rackspace delivers computing-as-a-service, integrating the industry's best technologies into a flexible service offering, making computing more reliable and affordable. A trusted partner to companies of all sizes, Rackspace enables IT departments to be more effective. Rackspace is distinguished by its award-winning Fanatical Support®, furthering the company's mission to be one of the world's greatest service companies. Rackspace is recognized as one of FORTUNE Magazine's 100 Best companies to work for in the US, ranking number 43 on the list. Rackspace's portfolio of hosted IT services includes managed hosting (www.rackspace.com), email hosting (www.mailtrust.com) and cloud hosting (www.mosso.com). For more information on Rackspace Hosting please visit www.rackspace.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected data center operations at the new facility, operational and financial results, long term investment strategies, growth plans including international expansion plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the continuation of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, infrastructure failures, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting's Form 10-Q for the quarter ended September 30, 2008, filed with the SEC on November 11, 2008. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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